EZCORP Announces Strong First Quarter Financial Results
Earnings per share up 53%
Austin, Texas (January 31, 2018) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn loans in the United States and Latin America, today announced results for its first quarter ended December 31, 2017.
All amounts in this release are from EZCORP continuing operations and in conformity with U.S. generally accepted accounting principles ("GAAP") unless otherwise noted. Comparisons shown in this release are to the same period in the prior year unless otherwise noted.
HIGHLIGHTS FOR FIRST QUARTER OF FISCAL 2018

•	Diluted earnings per share increased 53% to $0.23 — Eighth consecutive quarter of year-over-year (YOY) earnings growth.

•	U.S. Pawn continued profit growth — Segment contribution increased 2% despite continuing impact of FY17 hurricanes.

•	Latin America Pawn* more than doubled profit — Segment contribution up 114%, including strategic acquisitions.

•
Strong PLO growth — Total consolidated pawn loans outstanding (PLO) grew 9%, including acquired stores. Latin American Pawn same store PLO grew 16% (11% on a constant currency basis1). U.S. Pawn same store PLO increased 3% in stores unaffected by the FY17 hurricanes. Including the affected stores, U.S. Pawn same store PLO decreased 1%.

•	Latin American store count increased 56% — Acquired 133 pawn stores and opened four new stores in Latin America. The segment now comprises 43% of total consolidated pawn stores.

•	Improved liquidity — Cash and cash equivalents increased 78% to $113.6 million, with operating cash flow in the quarter of $17.4 million.
CEO COMMENTARY AND OUTLOOK
Chief Executive Officer Stuart Grimshaw stated, “We maintained focus and delivered significant increases in net revenues, earnings and operating cash flow by driving growth in all areas of our operations.
“Latin America was a particular bright spot, more than doubling its contribution to the bottom line. In addition to strong organic growth in our Mexico pawn business, we acquired 112 stores in countries outside of Mexico and 21 stores in the northwest portion of Mexico where we were not previously represented. These acquired stores have exceeded our expectations in the short period we have owned them, and we have ample opportunity to open and acquire more stores as we continue to grow and diversify our revenue base.
“Profits also expanded in the U.S., despite some continuing short-term impacts from last quarter's hurricanes. With gross margin expansion and continued expense control, our U.S. Pawn contribution was up 2%."
Mr. Grimshaw concluded, “Our team delivered over 50% growth in both pre-tax and after-tax earnings by executing on pawn fundamentals, expanding our revenue base in the high growth Latin American market and leveraging our systems and expense structure. Our continued focus on these initiatives provides a strong foundation for further profit growth.”

1“Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. For additional information about these calculations, as well as a reconciliation to the comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.

*We have combined the results of newly acquired stores in Guatemala, El Salvador, Honduras and Peru with the results of our Mexico pawn business (including the newly acquired Mexico stores), and that reporting segment is now referred to as "Latin America Pawn."

CONSOLIDATED RESULTS

•
Diluted earnings per share rose 53% to $0.23. Growth and expansion in Latin America, profit growth in the U.S. and disciplined expense control drove improvement in net revenue, operating leverage and earnings.

•	Consolidated PLO, the most influential driver of revenue and profitability, increased 9%.

•
Net revenues improved 9% to $122.4 million (up 9% to $121.6 million on a constant currency basis). This was primarily due to an 11% increase in pawn service charges (PSC) and a 2% increase in merchandise sales, accompanied by a 170 bps improvement in sales margins to 37%. On a constant currency basis, PSC grew 10% and merchandise sales rose 1%.

•
Store count expansion in Latin America caused consolidated operations expenses to grow 8% to $83.6 million (up 6% to $83.2 million on a constant currency basis). As a percentage of net revenues, operations expenses improved 100 bps to 68%.

•	Corporate expenses decreased 4% to $13.3 million, reflecting continued discipline in controlling costs.

•
This quarter's income tax expense included a charge of $2.8 million related to the revaluation of net deferred tax assets as a result of the new U.S. tax reform law enacted on December 22, 2017. An additional revaluation will be required at September 30, 2018.

•
Cash and cash equivalents at the end of the quarter were $113.6 million, up 78%. Collected $2.8 million in principal and interest, as scheduled, on the notes receivable related to the sale of Grupo Finmart in September 2016.

U.S. PAWN SEGMENT RESULTS

•
Segment contribution was up 2% to $27.8 million, despite the continued impact of the FY17 hurricanes. This was the first full quarter of operations reflecting the impact of those hurricanes on PLO, PSC and sales.

•
Same store PLO increased 3% in U.S. stores unaffected by the hurricanes. Including the affected stores, same store PLO decreased 1%. Pawn loan balances in affected stores are expected to return to normal levels after the annual U.S. tax refund season.

•
Net revenues remained relatively constant, reflecting the continuing impact of the FY17 hurricanes. A 2% decrease in PSC, combined with a 4% decrease in merchandise sales, was offset by a 220 bps increase in merchandise sales gross margin of 39%. The fiscal 2018 merchandise margin is expected to be within the 35%-38% target range.

•	U.S. Pawn operations expenses improved 2% to $66.3 million.
LATIN AMERICA PAWN SEGMENT RESULTS

•
Pawn store count expanded 56% with 133 pawn stores acquired and four stores opened in Latin America during the first quarter. Expect to open eight additional stores in Latin America in the second quarter of fiscal 2018.

•	Segment contribution increased 114% to $9.0 million (up 106% to $8.7 million on a constant currency basis).

•	PLO up 120% to $31.0 million (up 114% to $30.2 million on a constant currency basis). Same store PLO rose 16% (up 11% on a constant currency basis).

•	Net revenues grew 79% to $24.0 million, and PSC increased 109% to $16.7 million (up 103% to $16.2 million on a constant currency basis).

•	Merchandise sales increased 33% in total and 9% on a same store basis (up 27% in total and 4% in same stores on a constant currency basis). The merchandise sales margin of 32% increased 70 bps.

•	Latin America operations expenses improved to 61% of net revenues from 64% in the prior-year quarter.

CONFERENCE CALL
EZCORP will host a conference call on Thursday, February 1, 2018, at 7:30am Central Time to discuss first quarter results. Analysts and institutional investors may participate on the conference call by dialing (877) 201-0168, Conference ID: 3484945, or internationally by dialing (647) 788-4901. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the call ends.
ABOUT EZCORP
EZCORP is a leading provider of pawn loans in the United States and Latin America. It also sells merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers. EZCORP is a member of the Russell 2000 Index, S&P SmallCap 600 Index, S&P 1000 Index and Nasdaq Composite Index.
FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors or current or future litigation. For a discussion of these and other factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Jeff Christensen
Vice President, Investor Relations
Email: jeff_christensen@ezcorp.com
Phone: (512) 437-3545

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,
	2017	2016

	(Unaudited)
	(in thousands, except per share amounts)
Revenues:
Merchandise sales	$113,588	$111,513
Jewelry scrapping sales	12,213	9,798
Pawn service charges	76,360	69,013
Other revenues	2,347	2,300
Total revenues	204,508	192,624
Merchandise cost of goods sold	71,167	71,732
Jewelry scrapping cost of goods sold	10,337	8,344
Other cost of revenues	577	583
Net revenues	122,427	111,965
Operating expenses:
Operations	83,610	77,646
Administrative	13,318	13,927
Depreciation and amortization	5,723	6,373
Loss (gain) on sale or disposal of assets	39	(77)
Total operating expenses	102,690	97,869
Operating income	19,737	14,096
Interest expense	5,847	5,565
Interest income	(4,270)	(2,616)
Equity in net income of unconsolidated affiliate	(1,450)	(1,478)
Other income	(182)	(423)
Income from continuing operations before income taxes	19,792	13,048
Income tax expense	7,437	4,782
Income from continuing operations, net of tax	12,355	8,266
Loss from discontinued operations, net of tax	(222)	(1,228)
Net income	12,133	7,038
Net loss attributable to noncontrolling interest	(615)	(127)
Net income attributable to EZCORP, Inc.	$12,748	$7,165

Basic earnings per share attributable to EZCORP, Inc. — continuing operations	$0.24	$0.15
Diluted earnings per share attributable to EZCORP, Inc. — continuing operations	$0.23	$0.15

Weighted-average basic shares outstanding	54,464	54,158
Weighted-average diluted shares outstanding	55,682	54,214

EZCORP, Inc. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

	December 31, 2017	December 31, 2016	September 30, 2017

	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$113,584	$63,707	$164,393
Pawn loans	177,001	162,696	169,242
Pawn service charges receivable, net	34,054	30,967	31,548
Inventory, net	163,310	143,440	154,411
Notes receivable, net	36,682	36,180	32,598
Prepaid expenses and other current assets	26,516	36,242	28,765
Total current assets	551,147	473,232	580,957
Investment in unconsolidated affiliate	45,605	39,875	43,319
Property and equipment, net	62,098	54,881	57,959
Goodwill	288,773	253,585	254,760
Intangible assets, net	43,974	31,708	32,420
Non-current notes receivable, net	23,343	39,365	28,377
Deferred tax asset, net	10,997	34,667	16,856
Other assets, net	16,625	37,187	9,715
Total assets	$1,042,562	$964,500	$1,024,363

Liabilities and equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$60,207	$68,694	$61,543
Customer layaway deposits	10,686	9,729	11,032
Total current liabilities	70,893	78,423	72,575
Long-term debt, net	294,761	278,936	284,807
Other long-term liabilities	8,845	8,259	7,055
Total liabilities	374,499	365,618	364,437
Commitments and contingencies
Stockholders’ equity:
Class A Non-voting Common Stock, par value $.01 per share; shares authorized: 100 million; issued and outstanding: 51,494,246 as of December 31, 2017; 51,306,608 as of December 31, 2016; and 51,427,832 as of September 30, 2017	515	513	514
Class B Voting Common Stock, convertible, par value $.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	351,110	319,825	348,532
Retained earnings	364,414	326,973	351,666
Accumulated other comprehensive loss	(44,902)	(47,577)	(38,367)
EZCORP, Inc. stockholders’ equity	671,167	599,764	662,375
Noncontrolling interest	(3,104)	(882)	(2,449)
Total equity	668,063	598,882	659,926
Total liabilities and equity	$1,042,562	$964,500	$1,024,363

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,
	2017	2016

	(Unaudited)
	(in thousands)
Operating activities:
Net income	$12,133	$7,038
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	5,723	6,373
Amortization of debt discount and deferred financing costs	3,682	2,826
Accretion of notes receivable discount and deferred compensation fee	(2,577)	(1,029)
Deferred income taxes	3,129	750
Other adjustments	601	801
Stock compensation expense	2,919	1,808
Income from investment in unconsolidated affiliate	(1,450)	(1,478)
Changes in operating assets and liabilities, net of business acquisitions:
Service charges and fees receivable	(50)	(83)
Inventory	(1,087)	(615)
Prepaid expenses, other current assets and other assets	(2,384)	(3,856)
Accounts payable, accrued expenses and other liabilities	(5,283)	(21,948)
Customer layaway deposits	(283)	(881)
Income taxes, net of excess tax benefit from stock compensation	2,295	5,004
Net cash provided by (used in) operating activities	17,368	(5,290)
Investing activities:
Loans made	(169,666)	(156,457)
Loans repaid	103,041	91,283
Recovery of pawn loan principal through sale of forfeited collateral	67,144	64,430
Additions to property and equipment	(7,917)	(2,326)
Acquisitions, net of cash acquired	(62,163)	—
Principal collections on notes receivable	2,849	7,831
Net cash (used in) provided by investing activities	(66,712)	4,761
Financing activities:
Taxes paid related to net share settlement of equity awards	(311)	(706)
Net cash used in financing activities	(311)	(706)
Effect of exchange rate changes on cash and cash equivalents	(1,154)	(795)
Net decrease in cash and cash equivalents	(50,809)	(2,030)
Cash and cash equivalents at beginning of period	164,393	65,737
Cash and cash equivalents at end of period	$113,584	$63,707
Non-cash investing and financing activities:
Pawn loans forfeited and transferred to inventory	$72,649	$68,071
Dividend reinvestment acquisition of additional ownership in unconsolidated affiliate	—	1,153
Deferred and contingent consideration	1,920	—

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Three Months Ended December 31, 2017
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$91,494	$22,094	$—	$113,588	$—	$113,588
Jewelry scrapping sales	8,525	3,688	—	12,213	—	12,213
Pawn service charges	59,705	16,655	—	76,360	—	76,360
Other revenues	74	169	2,104	2,347	—	2,347
Total revenues	159,798	42,606	2,104	204,508	—	204,508
Merchandise cost of goods sold	56,088	15,079	—	71,167	—	71,167
Jewelry scrapping cost of goods sold	6,842	3,495	—	10,337	—	10,337
Other cost of revenues	—	—	577	577	—	577
Net revenues	96,868	24,032	1,527	122,427	—	122,427
Segment and corporate expenses (income):
Operations	66,300	14,687	2,623	83,610	—	83,610
Administrative	—	—	—	—	13,318	13,318
Depreciation and amortization	2,799	845	47	3,691	2,032	5,723
Loss on sale or disposal of assets	16	10	—	26	13	39
Interest expense	—	1	—	1	5,846	5,847
Interest income	—	(637)	—	(637)	(3,633)	(4,270)
Equity in net income of unconsolidated affiliate	—	—	(1,450)	(1,450)	—	(1,450)
Other (income) expense	(4)	115	(83)	28	(210)	(182)
Segment contribution	$27,757	$9,011	$390	$37,158
Income from continuing operations before income taxes				$37,158	$(17,366)	$19,792

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Three Months Ended December 31, 2016
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$94,861	$16,652	$—	$111,513	$—	$111,513
Jewelry scrapping sales	8,845	953	—	9,798	—	9,798
Pawn service charges	61,045	7,968	—	69,013	—	69,013
Other revenues	51	131	2,118	2,300	—	2,300
Total revenues	164,802	25,704	2,118	192,624	—	192,624
Merchandise cost of goods sold	60,248	11,484	—	71,732	—	71,732
Jewelry scrapping cost of goods sold	7,550	794	—	8,344	—	8,344
Other cost of revenues	—	—	583	583	—	583
Net revenues	97,004	13,426	1,535	111,965	—	111,965
Segment and corporate expenses (income):
Operations	67,350	8,640	1,656	77,646	—	77,646
Administrative	—	—	—	—	13,927	13,927
Depreciation and amortization	2,617	631	50	3,298	3,075	6,373
Gain on sale or disposal of assets	(71)	(6)	—	(77)	—	(77)
Interest expense	—	2	—	2	5,563	5,565
Interest income	—	(67)	—	(67)	(2,549)	(2,616)
Equity in net income of unconsolidated affiliate	—	—	(1,478)	(1,478)	—	(1,478)
Other (income) expense	(5)	11	(1)	5	(428)	(423)
Segment contribution	$27,113	$4,215	$1,308	$32,636
Income from continuing operations before income taxes				$32,636	$(19,588)	$13,048

EZCORP, Inc.
STORE COUNT ACTIVITY (UNAUDITED)

	Three Months Ended December 31, 2017
	Company-owned Stores
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2017	513	246	27	786
New locations opened	—	4	—	4
Locations acquired	—	133	—	133
As of December 31, 2017	513	383	27	923

	Three Months Ended December 31, 2016
	Company-owned Stores
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2016	520	239	27	786
Locations sold, combined or closed	(3)	—	—	(3)
As of December 31, 2016	517	239	27	783
Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with generally accepted accounting principles in the United States of America ("GAAP"), we provide certain other non-GAAP financial information on a constant currency basis ("constant currency"). We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos and other Latin American currencies. As GPMX was not acquired until fiscal 2018, such results included on a constant currency basis reflect the actual exchange rates in effect during the current quarter without adjustment. We believe that presentation of constant currency results is meaningful and useful in understanding the activities and business metrics of our Latin America Pawn operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information to evaluate and compare operating results across accounting periods. Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in Mexican pesos to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period Mexican peso to U.S. dollar exchange rate as of December 31, 2017 and 2016 was 19.7 to 1 and 20.7 to 1, respectively. The approximate average Mexican peso to U.S. dollar exchange rate for the three months ended December 31, 2017 and 2016 was 19.0 to 1 and 19.8 to 1, respectively.
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss. We have experienced a prolonged weakening of the Mexican peso to the U.S. dollar and may continue to experience further weakening in future reporting periods, which may adversely impact our future operating results when stated on a GAAP basis.

The following information provides reconciliations of certain non-GAAP financial measures presented in this press release to the most directly comparable financial measures calculated and presented in accordance with GAAP as of and for the three months ended December 31, 2017.
Miscellaneous Non-GAAP Financial Measures

	U.S. Dollar Amount	Percentage Change YOY

	(in millions)
Latin America Pawn same store PLO	$16.2	16%
Currency exchange rate fluctuations	(0.7)
Constant currency Latin America Pawn same store PLO	$15.5	11%

Consolidated revenue (three months ended December 31, 2017)	$204.5	6%
Currency exchange rate fluctuations (three months ended December 31, 2017)	(1.5)
Constant currency consolidated revenue (three months ended December 31, 2017)	$203.0	5%

Consolidated net revenue (three months ended December 31, 2017)	$122.4	9%
Currency exchange rate fluctuations	(0.8)
Constant currency consolidated net revenue (three months ended December 31, 2017)	$121.6	9%

Consolidated PSC revenue (three months ended December 31, 2017)	$76.4	11%
Currency exchange rate fluctuations	(0.5)
Constant currency consolidated PSC revenue (three months ended December 31, 2017)	$75.9	10%

Consolidated merchandise sales (three months ended December 31, 2017)	$113.6	2%
Currency exchange rate fluctuations	(0.9)
Constant currency consolidated merchandise sales (three months ended December 31, 2017)	$112.7	1%

Consolidated operations expenses (three months ended December 31, 2017)	$83.6	8%
Currency exchange rate fluctuations (three months ended December 31, 2017)	(0.4)
Constant currency consolidated operations expenses (three months ended December 31, 2017)	$83.2	6%

Latin America Pawn PLO	$31.0	120%
Currency exchange rate fluctuations	(1.7)
Constant currency Latin America Pawn PLO	$30.2	114%

Latin America Pawn PSC revenue (three months ended December 31, 2017)	$16.7	109%
Currency exchange rate fluctuations (three months ended December 31, 2017)	(0.5)
Constant currency Latin America Pawn PSC revenue (three months ended December 31, 2017)	$16.2	103%

Latin America Pawn merchandise sales (three months ended December 31, 2017)	$22.1	33%
Currency exchange rate fluctuations (three months ended December 31, 2017)	(0.9)
Constant currency Latin America Pawn merchandise sales (three months ended December 31, 2017)	$21.2	27%

Latin America Pawn same store merchandise sales (three months ended December 31, 2017)	$18.0	9%
Currency exchange rate fluctuations (three months ended December 31, 2017)	(0.7)
Constant currency Latin America Pawn same store merchandise sales (three months ended December 31, 2017)	$17.3	4%

Latin America Pawn segment profit before tax (three months ended December 31, 2017)	$9.0	114%
Currency exchange rate fluctuations (three months ended December 31, 2017)	(0.3)
Constant currency Latin America Pawn segment profit before tax (three months ended December 31, 2017)	$8.7	106%